EXHIBIT 10.4

                     FIRST AMENDMENT TO SEVERANCE AGREEMENT



         This First Amendment (the "First Amendment") executed January 19, 2007 to the Severance Agreement (the "Agreement") between Acadia Realty Trust (the "Trust") and Robert Masters ("Senior Officer").

         WHEREAS, the Trust and Senior Officer entered into a Severance Agreement dated as of April 6, 2001; and

         WHEREAS, the Trust and Senior Officer desire to amend the Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration including the continuation of employment by the Trust, the receipt and sufficiency of which is hereby acknowledged, the Trust and Senior Officer hereby agree as follows:

         1. DEFINITIONS. Terms not defined herein have the meanings set forth in the Agreement.

         a) The definition of "Cause" is hereby deleted and the following is hereby substituted therefor:

                  CAUSE. The Trust shall have the right to terminate Senior Officer's employment for Cause upon Senior Officer's: (A) deliberate misrepresentation in connection with, or willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the willful inducement of others to fail to cooperate or to produce documents or other materials; (B) failure to perform his duties hereunder (other than any such failure resulting from Senior Officer's incapacity due to physical or mental illness) which failure continues for a period of three (3) business days after written demand for corrective action is delivered by the Trust specifically identifying the manner in which the Trust believes the Senior Officer has not performed his duties; (C) conduct by the Senior Officer constituting a material act of willful misconduct in connection with the performance of his duties, including, without limitation, misappropriation of funds or property of the Trust other than the occasional, customary and de minimis use of Trust property for personal purposes; (D) disparagement of the Trust, its officers, trustees, employees or partners; (E) soliciting any existing employee of the Trust above the level of an administrative assistant to work at another company; or (F) the commission by the Senior Officer of a felony or misdemeanor involving moral turpitude, deceit, dishonesty or fraud,


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         b) The  definition  of "Change of Control" is hereby  deleted,  thereby specifically deleting the two sentences set forth in said definition wherein Senior Officer has the right voluntarily to terminate employment on or within three (3) months following a Change in Control and to have said termination be deemed a termination for Good Reason, and the following is hereby substituted therefor:

                  CHANGE IN CONTROL. For purposes of this Agreement "Change in Control" shall mean that any of the following events has occurred: (A) any "person" or "group" of persons, as such terms are used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than any employee benefit plan sponsored by the Trust, becomes the "beneficial owner", as such term is used in Section 13 of the Exchange Act (irrespective of any vesting or waiting periods) of (i) Common Shares in an amount equal to thirty percent (30 %) or more of the sum total of the Common Shares issued and outstanding immediately prior to such acquisition as if they were a single class and disregarding any equity raise in connection with the financing of such transaction; provided, however, that in determining whether a Change of Control has occurred, Outstanding Shares or Voting Securities which are acquired in an acquisition by (i) the Trust or any of its subsidiaries or (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Trust or any of its subsidiaries shall not constitute an acquisition which can cause a Change of Control; or (B) the approval of the dissolution or liquidation of the Trust; or (C) the approval of the sale or other disposition of all or substantially all of its assets in one (1) or more transactions; or (D) a turnover, during any two (2) year period, of the majority of the members of the Board, without the consent of the majority of the members of the Board as to the appointment of the new Board members.

         c) The definition of "Good Reason" is hereby deleted and the following is substituted therefor:

                  GOOD REASON. The Senior Officer shall have the right to terminate his employment for "Good Reason": (A) upon the occurrence of any material breach of this Agreement by the Trust which shall include but not be limited to: a material, adverse alteration in the nature of Senior Officer's duties, responsibilities or authority; (B) upon a reduction in Senior Officer's Annual Base Salary or a material reduction in other
                  benefits   (except  for   bonuses  or  similar   discretionary
                  payments) as in effect at the time in question, or a failure to pay such amounts when due which is not cured by the Trust within ten (10) days after written notice of such default by
                  the  Senior  Officer,   (C)  if  the  Trust  relocates  Senior
                  Officer's office requiring the Senior Officer to increase his commuting time by more than one (1) hour, or (D) the Trust's failure to provide benefits comparable to those provided the Senior Officer as of the Effective Date, other than any such failure which affects all comparably situated officers, then the Senior Officer shall have the right to terminate his employment, which termination shall be deemed for Good Reason.
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         2.  CHANGE  OF  CONTROL.   Notwithstanding  anything  to  the  contrary
contained in the Agreement, Senior Officer shall have no right to receive the compensation described in Section 3 following a Change of Control unless the Trust terminates Senior Officer's employment without Cause or Senior Officer terminates his employment for Good Reason, in which event the Senior Officer shall be entitled to all the benefits described in the Agreement as if this First Amendment were not executed.

         3. EFFECTIVE DATE. This First Amendment shall be effective as of December 31, 2006.

         4. SUCCESSORS; COUNTERPARTS. This First Amendment (i) shall be binding on the executors, administrators, estates, heirs and legal successors of the parties and (ii) may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

         5. GOVERNING LAW. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereof.

         IN WITNESS WHEREOF, the undersigned have hereto set their hands as of the day and year first above written.


                                  ACADIA REALTY TRUST


                                  By:/S/ KENNETH F. BERNSTEIN
                                  -------------------------------
                                  Kenneth F. Bernstein, President


                                  By: /S/ ROBERT MASTERS
                                  -------------------------------
                                  Robert Masters, Senior Officer